                                                                     EXHIBIT 6.1



CONFIDENTIAL TREATMENT REQUESTED: THE PORTIONS OF THIS AGREEMENT MARKED BY ***** HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION


This Amended and Restated Amendment No. 2, effective as of March 9, 2004 ("Effective Date"), to the ""SF" Process Development and Cost Sharing Agreement" of November 26, 2002 (hereinafter referred to as the "2-Way Agreement") and Amendment No.1 to such 2-Way Agreement, dated June 26, 2003 ("Amendment No. 1"), by and between International Business Machines Corporation ("IBM"), incorporated under the laws of the State of New York, U.S.A. and having an office for the transaction of business at 2070 Route 52, Hopewell Junction, NY 12533, U.S.A., and Chartered Semiconductor Manufacturing Ltd. ("Chartered"), incorporated under the laws of Singapore and having an office for the transaction of business at 60 Woodlands Industrial Park D, Street 2, Singapore 738406. IBM and Chartered may be individually referred to herein as a "Party", or collectively as the "Parties."

WHEREAS, the Parties previously entered into the 2-Way Agreement and Amendment No. 1 to the 2-Way Agreement and had entered into Amendment No. 2 to the 2-Way Agreement as of March 5, 2004;

WHEREAS, the Parties and Infineon Technologies AG ("Infineon") entered into an "SF Process 65nm/45nm Development and Cost Sharing Agreement" dated June 26, 2003 ("3-Way Agreement");

WHEREAS, Samsung Electronics Co., Ltd. ("Samsung") has expressed a desire to jointly develop 300mm Wafer 65nm and 45nm Bulk CMOS logic technology with the Parties and Infineon, and both Parties and Infineon desire to work with Samsung in carrying out such joint development;

WHEREAS, contemporaneously with Amendment No. 2 to the 2-Way Agreement, the Parties and Infineon entered into an agreement with Samsung entitled "SF Process 65nm/45nm Development and Cost Sharing Agreement," (hereinafter referred to as the "4-Way Agreement"), under which all four parties will jointly develop 300mm Wafer 65nm and 45nm Bulk CMOS logic technology;

WHEREAS, the Parties wish to address certain matters between them pertaining to the 4-Way Agreement in this Amended and Restated Amendment No. 2 to the 2-Way Agreement and wish to replace Amendment No. 2 with this Amended and Restated Amendment No. 2;

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NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, as well as for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Amendment No. 1 shall continue in full force and effect, as modified by this Amended and Restated Amendment No. 2.

2. As of the Effective Date, all references in Amendment No. 1 to the 3-Way Agreement shall be replaced by the 4-Way Agreement and all references (other than those in the preamble and Section 7 of such Amendment No. 1 and with the exception of those specifically modified in Section 3 of this Amended and Restated Amendment No. 2) to "Infineon" shall be replaced by "Infineon and Samsung".

3. The Parties agree that as of the effective date of the 4-Way Agreement, the rights and obligations of the Parties as to the 300mm Wafer 65nm Bulk CMOS Development Project and 300mm Wafer 45nm Bulk CMOS Development Project shall be as set forth in the 4-Way Agreement and the specific provisions of the 2-Way Agreement listed as surviving in Amendment No. 1, or as previously amended by Amendment No. 1 and as further modified below, which provisions of the 2-Way Agreement shall continue in full force and effect as between IBM and Chartered and shall supercede and control over any contrary or inconsistent provision in the 4-Way Agreement. The Parties agree to further amend the 2-Way Agreement and Amendment No. 1 as follows:

a. Section 7.6, as previously modified in Amendment No. 1, shall now apply to 300mm Wafer 90nm Bulk CMOS, 300mm Wafer 65nm Bulk CMOS and 300mm Wafer 45nm Bulk CMOS, and shall be modified and clarified as follows:

-    In Section 7.6.6.1(b), after ***** add ***** and

- In Section 7.6.6.2, last paragraph before Section 7.6.6.3, the parties agree that for the avoidance of doubt none of such provisions shall apply to any payment made by Samsung Electronics Co., Ltd to IBM.

b. For the avoidance of doubt, none of the provisions of Section 7.10.1 through
7.10.3 applicable to the 300mm Wafer 65nm Bulk CMOS Process Development Project shall apply to the rights and licenses set forth in the 4-Way Agreement to Infineon or Samsung as of the Effective Date thereof, nor to any of the licenses granted by Infineon or Samsung thereunder;

c. Replace all references to "*****" in Section 7.11 and in Amendment No. 1, with "*****" .

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d. Replace the last paragraph of the definition of Wholly Owned Subsidiary with the following:

     "provided, that in either case (c) or (d) above, (i) all of the remaining such ownership interest is solely owned or controlled, directly or indirectly, A) by one or more corporations, companies or other entities which are purely financial investors who are not engaged in the design, development, manufacture, marketing or sale of Semiconductor Products and/or B) by Samsung Electronics Co., Ltd., and/or Infineon Technologies, A.G., and (ii) such entity shall be considered a Wholly Owned Subsidiary, and shall be entitled to retain the licenses and other benefits provided by this Agreement to Wholly Owned Subsidiaries, only so long as such ownership or control exists.

4. IBM hereby represents that in its bilateral agreement referenced in Section
5.1 of the 4-Way Agreement with Samsung entered into as of March 5, 2004, Samsung is not granted any disclosure rights in addition to those set forth in the 4-Way Agreement. Chartered hereby acknowledges and agrees that IBM may unilaterally amend the disclosure rights granted to Samsung in the 4-Way Agreement, by way of one or more separate IBM-Samsung bilateral agreements;
*****.

IN WITNESS WHEREOF, the Parties hereto have caused this Amended and Restated Amendment No. 2 to the 2-Way Agreement to be executed by their duly authorized representatives as of the Effective Date.



CHARTERED SEMICONDUCTOR MANUFACTURING       INTERNATIONAL BUSINESS MACHINES
LIMITED                                     CORPORATION



By    : /s/ Chia Song Hwee                  By    : /s/ Harry C. Calhoun
        -----------------------------               ----------------------------

Name  : Chia Song Hwee                      Name  : Harry C. Calhoun

Title : President and CEO                   Title : Vice President of Strategy,
                                                    Technology, Systems and
                                                    Technology Group

Date  :                                     Date  :
        -----------------------------               ----------------------------

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